Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:     Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem to Announce Full Year 2021 Guidance on Tuesday, December 15, 2020

Conference Call to be held 9:00 a.m. Eastern Time

Rochester Hills, Michigan, December 10, 2020 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced that it will issue full year 2021 annual financial guidance on Tuesday, December 15, 2020, before the market opens.

The Company will also conduct a conference call for all interested investors on Tuesday, December 15, 2020, at 9:00 a.m. Eastern Time to discuss its full year 2021 guidance and business developments.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10150400, through December 22, 2020.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payor clients. The DME Services segment is comprised of direct payor rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada.

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